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Crossmann Communities, Inc.
Exhibit 11.1 - Computation of Per Share Net Income
For the Period Ended



                                              Year Ended     Year Ended     Year Ended     Six Months Ended   Six Months Ended
                                              December 31,   December 31,   December 31,   June 30,           June 30,
Primary                                              1994           1995           1996       1996               1997

Weighted Average Number of Shares:

Average Common Shares Outstanding                 9,105,000      9,112,197      9,149,993          9,141,165          9,195,840
Dillutive Effect of Common Stock Equivalents              -         69,048         57,467             73,438             71,445
Weighted Average Shares Outstanding               9,105,000      9,181,245      9,207,459          9,214,603          9,267,285
Net Income                                    $   7,750,509  $  11,111,412  $  15,065,628  $       3,993,565  $       5,793,380
Net Income per Common Share                   $         .85  $        1.21  $        1.64  $             .43  $             .63

                                              Year Ended     Year Ended     Year Ended     Six Months Ended   Six Months Ended
                                              December 31,   December 31,   December 31,   June 30,           June 30,
Fully Diluted                                        1994           1995           1996       1996               1997

Weighted Average Number of Shares:

Average Common Shares Outstanding                 9,105,000      9,112,197      9,149,993          9,141,165          9,195,840
Dillutive Effect of Common Stock Equivalents              -        131,321         57,467             73,438             79,952
Weighted Average Shares Outstanding               9,105,000      9,243,518      9,207,459          9,214,603          9,275,792
Net Income                                    $   7,750,509  $  11,111,412  $  15,065,628  $       3,993,565  $       5,793,380
Net Income per Common Share                   $         .85  $        1.20  $        1.64  $             .43  $             .62
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